Restricted Stock Agreement

This Restricted Stock Agreement (the “Agreement”), entered into between (Name)    (the “Grantee”) and Woodward, Inc., a Delaware corporation (the “Company”), hereby grants an award of shares of Restricted Stock (as defined below) to Grantee as of _________ __, ____ (the “Grant Date”) with reference to the following facts:

A.Pursuant to Article 8 of the Woodward 2006 Omnibus Incentive Plan (effective January 25, 2006) (the “Plan”), the Company, by action of the Compensation Committee of its Board of Directors (the “Committee”), is authorized to grant restricted shares of the Company’s common stock (“Restricted Stock”) to key management worker members of the Company or any subsidiary or affiliate as defined in the Plan (any such subsidiary or affiliate being referred to herein as an “Affiliate”) as a reward for past performance and as an incentive to future performance.

B.The Company desires to grant shares of Restricted Stock to the Grantee.

Now, Therefore, In Consideration of the foregoing facts, the Company hereby grants shares of Restricted Stock to the Grantee:

1.Grant of Restricted Stock.  The Company hereby grants to the Grantee _____ shares of Restricted Stock, subject to the terms and conditions set forth in this Agreement and the Plan. The number and kind of shares subject to this Restricted Stock grant are subject to adjustment as required by the Plan.

2.Vesting of Restricted Stock.  Except as may otherwise be provided in Sections 4 and 5, and subject to the terms of the Plan, one hundred percent (100%) of the shares of Restricted Stock granted hereunder shall vest upon a determination by the Committee, in its sole discretion, that the Company has achieved or exceeded [general description of performance metric(s)] previously set by the Committee for fiscal years ___ through ___; provided,  however, that the Grantee’s membership with the Company and its Affiliates continues from the Grant Date through the date of such determination by the Committee (such period referred to herein as the “Period of Restriction”).

3.Voting Rights and Dividends.  During the Period of Restriction, the Grantee may exercise full voting rights with respect to the shares of Restricted Stock. Cash dividends and other distributions paid on the shares of Restricted Stock covered by this Agreement shall be sequestered by the Company during the Restricted Period until such time as such shares of Restricted Stock become nonforfeitable in accordance with Sections 2, 4 or 5 hereof, whereupon such dividends shall be paid to the Grantee.  To the extent that the shares of Restricted Stock covered by this Agreement are forfeited pursuant to Section 4 hereof, all the dividends sequestered with respect to such shares of Restricted Stock shall also be forfeited.  No interest shall be payable with respect to any such dividends.

4.Termination of Employment.   If the Grantee’s membership with the Company and its Affiliates is terminated for any reason other than death or disability during the Period of Restriction, all shares of Restricted Stock held by the Grantee as of the date of such termination shall be forfeited to the Company.

If the Grantee’s membership with the Company and its Affiliates terminates because of the Grantee’s death during the Period of Restriction, all restrictions shall lapse and his shares of Restricted Stock shall immediately become one hundred percent (100%) vested.

If the Grantee’s membership with the Company and its Affiliates terminates by reason of the permanent disability of the Grantee, as determined by the Committee, during the Period of Restriction, all restrictions shall lapse and his shares of Restricted Stock shall immediately become one hundred percent (100%) vested. The disability shall be determined by the Committee with the advice of a physician selected by the Company with respect to the permanent or mental physical disability of the Grantee.

5.Change in Control.  Notwithstanding anything to the contrary in this Agreement, in the event of a “Change in Control” during the Period of Restriction and prior to a termination of the Grantee’s membership with the Company and its Affiliates for any reason, all restrictions shall lapse and his shares of Restricted Stock shall immediately become one hundred percent (100%) vested on the date of the Change in Control, subject to applicable federal and state securities laws.

As used herein, a “Change in Control” shall be deemed to have occurred upon:

(i)a business combination, including a merger or consolidation, of the Company and the shareholders of the Company prior to the combination do not continue to own, directly or indirectly, more than fifty-one percent (51%) of the equity of the combined entity;

(ii)a sale, transfer, or other disposition in one or more transactions (other than in transactions in the ordinary course of business or in the nature of a financing) of the assets or earnings power aggregating more than forty-five percent (45%) of the assets or operating revenues of the Company to any person or affiliated or associated group of persons (as defined by Rule 12b-2 of the Securities Exchange Act of 1934 (the “Exchange Act”));

(iii)the liquidation of the Company;

(iv)one or more transactions which result in the acquisition by any person or associated group of persons (other than the Company, any employee benefit plan whose beneficiaries are employees of the Company or any of its subsidiaries) of the beneficial ownership (as defined in Rule 13d-3 of the Exchange

Act) of fifteen percent (15%) or more of the combined voting power of the voting securities of the Company which affiliated persons owned less than fifteen percent (15%) prior to such transaction or transactions; or

(v)the election or appointment, within a twelve (12) month period, of any person or affiliated or associated group, or its or their nominees, to the Board of Directors of the Company, such that such persons or nominees, when elected or appointed, constitute a majority of the Board of Directors of the Company and whose appointment or election was not approved by a majority of those persons who were directors at the beginning of such period or whose election or appointment was made at the request of an Acquiring Person.  As used herein, the term “Acquiring Person” shall mean any person who, or which, together with all affiliates or associates of such person, is the beneficial owner of fifteen percent (15%) or more of the Common Stock then outstanding, except that an Acquiring Person does not include the Company or any employee benefit plan of the Company or any of its subsidiaries or any person holding Common Stock for or pursuant to such plan.  For the purpose of determining who is an Acquiring Person, the percentage of the outstanding shares of the Common Stock of which a person is a beneficial owner shall be calculated in accordance with Rule 13d-e of the Exchange Act.

6.Removal of Restrictions.  The shares of Restricted Stock awarded pursuant to this Agreement shall become freely transferable upon the vesting of such shares in accordance with Sections 2, 4 or 5 above.

7.Assignment or Transfer.  Until such time as the restrictions are removed in accordance with Section 6 above, the shares of Restricted Stock awarded pursuant to this Agreement are not transferable except by will or by the laws of descent and distribution, unless otherwise authorized by the Committee Chairman. If any transfer, whether voluntary or involuntary, of Restricted Stock is made, or if any attachment, execution, garnishment, or lien shall be issued against or placed upon the Restricted Stock, the Grantee’s right to such Restricted Stock shall be immediately forfeited to the Company, and this Agreement shall lapse.

8.Plan and Committee.  The construction of the terms of this Agreement shall be controlled by the Plan, a summary of which accompanies this Agreement and is hereby made a part hereof as though set forth herein verbatim, and the rights of the Grantee are subject to modification and termination in certain events as provided in the Plan.  All words and phrases not otherwise defined herein shall have the meanings provided in the Plan.  The Committee’s interpretations of and determinations under any of the provisions of the Plan or this Agreement shall be conclusive and binding upon the Grantee.

9.Compliance with Securities Laws.  No shares of Restricted Stock shall be issued in respect hereof, unless in compliance with applicable federal and state tax and securities laws.  If an exemption from registration is not available under applicable federal and state securities laws, the Company shall have no obligation to file a registration statement.

9.1.Certificate Legends.  The certificates representing the shares of Restricted Stock granted pursuant to this Agreement shall bear any legends deemed necessary by the Committee including, without limitation, legends with respect to federal and state securities laws.

9.2.Representations of the Grantee.  As a condition to exercising the Grantee’s rights under this Agreement, the Grantee will deliver to the Company such signed representations as may be necessary, in the opinion of counsel satisfactory to the Company, for compliance with applicable federal and state securities laws.

9.3.Resale.  The Grantee’s ability to transfer shares received pursuant to this grant of Restricted Stock or securities acquired in lieu thereof or in exchange therefore may be restricted under applicable federal or state securities laws.  The Grantee shall not resell or offer for resale such shares or securities unless they have been registered or qualified for resale under all applicable federal and state securities laws or an exemption from such registration or qualification is available in the opinion of counsel satisfactory to the Company.

10.Notice.  Every notice or other communication relating to this Agreement shall be in writing and shall be mailed or delivered to the party for whom it is intended at such address as may from time to time be designated by such party in a notice mailed or delivered to the other party as herein provided; provided, however, that unless and until some other address be so designated, all notices or communications by the Grantee to the Company shall be mailed or delivered to the Company to the attention of its Secretary at 1000 East Drake Road, Fort Collins, CO 80525, and all notices or communications by the Company to the Grantee may be given to the Grantee personally or may be mailed to the Grantee at the most recent address which the Grantee has provided in writing to the Company.

11.Tax Treatments.  The Grantee acknowledges that the tax treatment of the shares subject to this Restricted Stock award or any events or transactions with respect thereto may be dependent upon various factors or events which are not determined by the Plan or this Agreement.  The Company makes no representations with respect to and hereby disclaims all responsibility as to such tax treatment.

12.Withholding Taxes.  The Company shall have the right to require the Grantee to remit to the Company an amount sufficient to satisfy any federal, state or local withholding tax requirement arising as a result of the Restricted Stock granted hereunder. In the event of the vesting of any shares of Restricted Stock granted pursuant to this Agreement, the Company will notify the Grantee of the amount of the withholding tax which must be paid under federal and, where applicable, state and local law.  Upon receipt of such notice, the Grantee shall promptly remit to the Company the amount specified in such notice.

13.Recapitalization; Change of Law.    In the event of any change in the capitalization of the Company such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of shares, exchange of shares, dividend in-kind, or other like change in capital structure, number of outstanding shares or distribution to shareholders of the Company, or any similar corporate event or transaction, the number and class of shares subject to this Agreement shall be equitably adjusted by the Committee in accordance with the Plan to prevent dilution or enlargement of rights.  Similarly, in the event of any change in law or regulation, including but not limited to tax regulations or accounting standards, during the Period of Restriction that directly negatively impacts the criteria described in Article 2, the Committee will calculate the performance criteria without regard to such change(s) in order to maintain the purpose and intent of the original criteria; and provided, further, that in such instance the Committee may use negative discretion to adjust the calculation of the performance criteria.

14.Beneficiary Designation.  The Grantee may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Agreement is to be paid in case of Grantee’s death before Grantee receives any or all of such benefit. Each such designation shall revoke all prior designations by the Grantee, shall be in a form prescribed by the Company, and will be effective only when filed by the Grantee in writing with the Company during the Grantee’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Grantee’s death shall be paid to the Grantee’s estate.

15.Severability.  In the event any provision of this Agreement is held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of this Agreement, which shall nonetheless remain in full force and effect.  Upon any determination that any provision is invalid, illegal or incapable of being enforced, such provision shall be modified to the extent necessary to render it valid, legal and enforceable while preserving its intent, or if such modification is not possible, by substituting therefor another provision that is legal and enforceable and that achieves the same objective.

16.Governing Law.  This Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

By accepting this Agreement, you agree to all of the terms and conditions described above and in the Woodward 2006 Omnibus Incentive Plan.

In Witness Whereof, the Company and the Grantee have executed this Restricted Stock Agreement effective as of the date first set forth above.

Woodward, Inc.Grantee:

By_____________________________________________________________

   (Name, Title)  (Name)